Exhibit 99.1

Deborah Kendric                                                                                9/4/07
dkendric@statebankofli.com                                                        (516) 495 - 5050

State Bancorp, Inc. Elects the Honorable John J. LaFalce to its Board of Directors

Jericho, N.Y. – On August 30, 2007, the Board of Directors of State Bancorp, Inc. (the “Company”), parent company of State Bank of Long Island (the “Bank”), elected  former U.S. Congressman John J. LaFalce to its Board of Directors effective immediately.  Congressman LaFalce will also serve as a director of State Bank of Long Island. The election of Congressman LaFalce increases the membership of the Board of Directors to fifteen.

Congressman LaFalce retired from the U.S. House of Representatives in 2002 after 28 years in Congress, and 34 total years of public service. He is now Special Counsel to Hogan Willig, a full-service law firm with offices in Erie and Niagara Counties, and Distinguished University Fellow at Niagara University. Throughout his Congressional career, Congressman LaFalce served on both the Committee on Small Business, which he chaired from 1987 through 1994, and the Committee on Banking and Financial Services, on which he was the ranking member from 1998 through 2002. He was the leader in Congressional efforts to modernize our nation’s complex financial services systems, serving as the Clinton Administration’s Congressional point person in passing the Financial Services Modernization Act of 1999 for which he and three other colleagues earned the American Financial Leadership Award from the Financial Services Roundtable. Congressman LaFalce also played a key leadership role in introducing and championing what ultimately became the Sarbanes-Oxley Act, signed by President Bush in July 2002.

Congressman LaFalce graduated from Villanova Law School in 1964, and was admitted to the bar that same year. He was cited by Congressional Quarterly as “one of the smartest members of Congress,” has been awarded four Honorary Doctorate Degrees, was given the first Honorary Distinguished Alumnus Award by the University of Buffalo School of Law, and was given the Liberty Bell Award from the Erie County Bar Association for his significant contributions to government. In addition, Congressman LaFalce continues to serve the community through a variety of public service activities.

Commenting on this new appointment to the Board, Thomas M. O’Brien, President and CEO of State Bank, said, “I am delighted to welcome John LaFalce to our Board of Directors. His distinguished Congressional service and experience on the Small Business and Banking and Financial Services Committees will make him a tremendous asset and valued addition to our Board and our business.”

Regarding his appointment, Congressman LaFalce said, “I welcome the opportunity to serve on the Board of this fine Company. My Congressional experience has provided me with a thorough understanding of the banking industry and its complex systems.  I look forward to working with the Board and the new management team to further the Company’s objectives.”

State Bancorp, Inc. (NASDAQ: STBC), is the holding company for State Bank of Long Island, the  largest independent commercial bank headquartered on Long Island.  In addition to its sixteen branch locations throughout Nassau, Suffolk and Queens Counties, the Bank owns Jericho, N.Y.-based Studebaker-Worthington Leasing Corp., a nationwide provider of business equipment leasing.  The Bank also maintains a lending facility in Jericho. State Bank has built a reputation for providing high-quality personal service to meet the needs of commercial, small business, municipal and consumer markets throughout Long Island and Queens. The Company maintains a web site at www.statebankofli.com with corporate, investor and branch banking information.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements involve risk and uncertainty and a variety of factors that could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in:  market interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, the quality and composition of the loan and lease or investment portfolios, demand for loan and lease products, demand for financial services in the Company’s primary trade area, litigation, tax and other regulatory matters, accounting principles and guidelines, other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing and services and those risks detailed in the Company’s periodic reports filed with the SEC.  Investors are encouraged to access the Company’s periodic reports filed with the SEC for financial and business information regarding the Company at www.statebankofli.com/corporate. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.